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                                                                   EXHIBIT 99.G

                    [INTERNATIONAL BARTER CORP. LETTERHEAD]



                NOTICE OF THE ANNUAL MEETING OF THE SHAREHOLDERS
                                       OF
                        INTERNATIONAL BARTER CORPORATION

To: The Shareholders

You are hereby notified that the Annual Meeting of the Shareholders of the above corporation will be held on September 30, 1997, at 10:00 a.m., at 21400 International Blvd., Suite 207, Seattle, Washington 98198-6086.

The purpose of the meeting is to discuss and ratify past and/or future merger plans, additions to the Board of Directors, elections of officers and directors, amendment to the Articles of Incorporation for the merger with Cascade Trade, discussion of financial plans for the previous and coming year, and any other business as may properly come before the Board of Directors.

DATE OF NOTICE: SEPTEMBER 10, 1997



[SIG]
-------------------------------
Steven White
President and CEO
International Barter Corporation


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                                     AGENDA

                   FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
                                       OF
                           INTERNATIONAL BARTER CORP.

                        SEPTEMBER 30, 1997 AT 10:00 a.m.

        I.      CALL TO ORDER, ROLL CALL

        II.     ELECTION OF CHAIRMAN OF THE BOARD AND SECRETARY

        Ill.    READING AND APPROVAL OF THE MINUTES OF PREVIOUS MEETING

        IV.     REPORTS OF THE OFFICERS

                A.      PRESIDENT'S REPORT

                B.      TREASURER'S REPORT/REPORT ON FINANCIAL STATEMENT

                        1.      Audited Financial Statements

                D.      SECRETARY'S REPORT

        V.      REPORTS OF COMMITTEES OF THE BOARD

        VI.     UNFINISHED BUSINESS

                A.      RATIFICATION OF MERGER WITH CASCADE TRADE CORPORATION

                        1.      Approval of Actions

                        2.      Filing of Articles of Merger

                B.      RATIFICATION OF STOCK OFFERING

                C.      RATIFICATION OF PAST ACTIONS OF OFFICERS AND DIRECTORS

        VIII.   NEW BUSINESS

                A.      APPROVAL OF ENTERING INTO AND CONCLUDING MERGER
                        NEGOTIATIONS

                        1.      THE Company's Plan


                        2. Subject to Shareholder Approval as required by law

                B.      APPROVAL 0F LEASE RENEWAL

                C.      CORPORATE RULES REGARDING ACCESS TO RECORDS


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                D.      ISSUANCE OF STOCK WARRANTS

                        1.      In exchange for advertising

                        2.      Approval of Date Changes for Excercise of
                                Warrants

        VIII.   ELECTION OF OFFICERS AND DIRECTORS FOR UPCOMING YEAR

        IX.     SETTING OF NEXT ANNUAL MEETING, AND SUBSEQUENT MEETINGS

                A.      PROPOSED DATE IS MAY 15

                B. MOTION TO CHANGE BYLAWS TO REFLECT PAR VALUE AND AUTHORIZED SHARES

        X.      OTHER BUSINESS

        XI.     SHAREHOLDER'S COMMENTS

        XII.    ADJOURNMENT


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                              MINUTES OF THE ANNUAL

                       DIRECTORS AND SHAREHOLDERS MEETING

                                       OF

                           INTERNATIONAL BARTER CORP.

Pursuant to the Notice to Shareholders (a copy of which is attached), an annual meeting of the Directors and Shareholders of the above corporation was held on September 30, 1997 at 10:00 a.m. at the offices of International Barter Corp. ("IBC") in Seattle, Washington, located at 21400 International Boulevard, Suite 207.


1. QUORUM. Roll was called and a quorum of both directors was declared present based on the presence of the following Directors:

1.    Steven White
2.    Dick Mayer

In addition, a quorum of Shareholders was declared as the owners of 1,062,000 shares of IBC stock were present and accounted for.

A motion was made by Steven White and seconded by Dick Mayer to appoint Paul Lehto, also serving as counsel for the purposes of this meeting, to act as Parliamentarian. The motion was passed unanimously.


After the calling of the roll, the following corporate actions were taken by appropriate motions duly made, seconded, and adopted by the unanimous vote of the Directors and/or Shareholders entitled to vote (unless a higher or different level of voting approval is stated).


II. ELECTION OF CHAIRPERSON AND SECRETARY. Steven White was nominated by Dick Mayer as chairperson of the meeting, which was seconded by Norma Fetz. The motion was passed unanimously. Steve White nominated Norma Fetz as Secretary, which was seconded by Dick Mayer. The motion was passed unanimously, and Norma Fetz was charged with preparing a record of the proceedings.

III. READING AND APPROVAL OF PREVIOUS MINUTES. The minutes of the organizational meetings of the incorporators were read and approved unanimously without amendment.


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IV. REPORTS.

         A. Report by President Steven White

         Steven White reported that progress was being made on making IBC a publicly traded company. There has been a very good interest shown in the company. The company's goal is to achieve maximum growth consistent with the cash flow of the company.

         B. Report by Treasurer/Financial Statement Report

         The report from the Treasurer and the audited Financial Statements completed by Anderson, Anderson & Strong for fiscal year ended March 31, 1997, was handed out to shareholders. Steve White also reported that the first two quarters of the 1997/98 fiscal year have seen a 44% increase in revenues.

         C. Report by Secretary Norma Fetz

         Norma Fetz reported that there is no Secretary's report at this time.

V.    REPORTS OF COMMITTEES OF THE BOARD

        There being no active committees of the Board, this agenda item saw no action of record, except as follows:

        Steven White moved and Norma Fetz seconded that the Board of Directors be empowered to handle audits, stock issues, and issues regarding future acquisitions in place of the shareholders, and that the Board create and staff committees including an Audit Committee, Stock Committee, and an Acquisitions Committee. The motion passed unanimously.

VI. UNFINISHED BUSINESS

         A.Ratification of Merger with Cascade Trade Corporation

         A motion was made by Dick Mayer, and seconded by Norma Fetz, that IBC shareholders ratify the merger of IBC with Cascade Trade Association, and direct that appropriate Articles of Merger be filed at the earliest convenience of counsel. The shareholders voted unanimously to ratify the merger, and to take all formal steps remaining to conclude the merger.

         B. Ratification of Stock Offering

         A motion was made and seconded to approve all actions of the directors and officers regarding the IBC stock offering's change in par value from no par to a nominal par value, consistent with the resolution of the Directors on this subject. The resolution was discussed and the motion passed unanimously. A second motion was made by Steve White and seconded by Dick Mayer to amend the Articles of Incorporation to reflect that 25,000,000


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        shares of stock are authorized to be issued.  The motion was passed unanimously, and counsel directed to file the amended Articles.

        C. Past Actions of Officers and Directors

               Expanding upon the Reports by the Officers given earlier, the actions of the officers and directors over the last year were detailed. Discussion of the change in bank accounts from Key Bank to Wells Fargo, and the decision to obtain credit card authorization. There appeared to be no conflict of interest transactions or related entity transactions requiring shareholder approval. A motion was made and seconded simply to accept these reports, which was passed unanimously.

VII.  NEW BUSINESS:

The Officers and Directors were authorized to take all actions and to sign all documents reasonably needed to:

        A. Adoption of Plans for Negotiation and Consummation of Future Mergers or Acquisitions.

        President Steve White presented details on IBC's plans to merge with other regional and national barter exchanges. A motion was made by Dick Mayer and seconded by Norma Fetz that IBC's Board of Directors be empowered and have sole authority to enter into negotiations and consummate mergers or acquisitions with up to 20 other barter exchanges in the best interests of the corporation and subject to ratification by the shareholders only when required by law. The motion was passed unanimously.

        B. Lease Renewal

        Shareholders were informed that the existing lease at 21400 International Boulevard, Suite 207 in Seattle Washington was up for renewal and a decision had been made to stay in the same location if the lease can be renewed on substantially similar and favorable terms to the present lease.

        C. Corporate Rules Regarding Access to Records

        A motion was made that shareholder identities be kept confidential, and the Board of Directors would be empowered by the shareholders to develop rules and employ counsel to create maximum confidentiality in IBC's business operations consistent with its overall goals and philosophy. The motion was passed unanimously.

        D. A motion was made to delegate authority to the Board to negotiate and make decisions regarding issuance of treasury stock in exchange for advertising and other services that the Board deems prudent in its sole discretion. The motion was passed unanimously.

        E.  Issuance of Stock and Warrants


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        Approval of Date Changes for Exercise of Warrants: A motion was made by
        Dick Mayer and seconded by Norma Fetz that the Board have sole authority to determine a final date to exercise warrant rights contained in the offering circular, and that all shareholders be given written notice of this final date. The motion was passed unanimously.

VIII.  ELECTION OF OFFICERS AND DIRECTORS FOR UPCOMING YEAR

        Motions were made and seconded that the officers and directors for the following term will be as follows:

Office: Director
Name: Steven White
21400 International Blvd. Suite 208
Seattle, WA 98198

OFFICE: Director
Name: Dick Mayer
21400 International Blvd, Suite 208
SEATTLE, WA 98198

Office: Director
Name: Alan Zimmelman
21400 International Blvd, Suite 208
Seattle, WA 98198

Office: Director
Name: Glen White
21400 International Blvd, Suite 208
Seattle, WA 98198

Office: Chairman of the Board
Name: Steven White
21400 International Blvd, Suite 208
Seattle, Wa 98198

Office: Secretary
Name: Norma Fetz
21400 International Blvd, Suite 208
Seattle, WA 98198

It was unanimously passed that the foregoing officers and directors would serve until the next annual meeting as scheduled below.


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IX.     SETTING OF NEXT ANNUAL MEETING, AND SUBSEQUENT MEETINGS

        A. A motion was made and seconded that the next annual meeting be held May 15, 1998 in Seattle Washington, and that the bylaws be amended to reflect a new and regular annual meeting date at this May meeting, with notice of this meeting to be given to all shareholders. Passed unanimously.

X.      OTHER BUSINESS

        A motion was made and seconded to pay the director's reasonable travel expenses to attend the annual meeting for this and all future annual meetings. The motion was carried unanimously.

The meeting was recessed at 11:30 a.m. for a short break.

        The meeting was reconvened at noon, and a general discussion among shareholders was had.

XI.  ADJOURNMENT

There being no further business, the meeting was duly adjourned at 12:20 p.m.


[SIG]
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Norma Fetz
Secretary, International Barter Corp.
September 30, 1997